Exhibit 99.1

Five Prime Therapeutics Announces Expansion of Respiratory Diseases Research

Collaboration and License Agreement with GlaxoSmithKline

SOUTH SAN FRANCISCO, Calif., Oct. 23, 2014, (GLOBE NEWSWIRE) — Five Prime Therapeutics, Inc. (Nasdaq:FPRX), today announced an expansion of its respiratory diseases research collaboration with Glaxo Group Limited (GSK) that was established in 2012 to identify first-in-class agents and new mechanisms for the treatment of refractory asthma and chronic obstructive pulmonary disease (COPD). The scope of the collaboration was increased in April 2014 to include two additional respiratory disease discovery programs for a six-month evaluation period, and GSK has now determined to continue these two discovery programs for an additional 18 months.

“We are pleased to expand this highly collaborative discovery alliance with Five Prime to discover new targets and medicines in these important areas of respiratory disease,” said Edith Hessel, Vice President, Head of the Refractory Respiratory Inflammation Discovery Performance Unit (DPU) at GSK. “We are hopeful this will lead to novel targets and eventually new therapies that will benefit those patients in need of better treatment options.”

“GSK’s decision to expand our collaboration speaks to the strength and versatility of our protein discovery platform to identify novel targets in a wide range of major diseases,” said Aron Knickerbocker, senior vice president and chief business officer of Five Prime. “GSK is a leader in the discovery, development and commercialization of drugs for respiratory diseases and thus they are an ideal partner to have in this area of research.”

Five Prime will receive $2 million in research funding for this expansion, $0.5 million of which Five Prime has already received. In the event that GSK licenses a target discovered by Five Prime in the collaboration, Five Prime would also be eligible to receive up to $193.8 million in potential option exercise fees and milestone payments, as well as tiered royalties on global net sales for each product resulting from a selected drug target.

About Five Prime

Five Prime Therapeutics, Inc. discovers and develops innovative therapeutics to improve the lives of patients with serious diseases. Five Prime’s comprehensive discovery platform, which encompasses virtually every medically relevant extracellular protein, positions it to explore pathways in cancer, inflammation and their intersection in cancer immunotherapy, an area of oncology with significant therapeutic potential and a growing focus of the company’s R&D activities. Five Prime has entered into strategic collaborations with leading global pharmaceutical companies and has promising product candidates in clinical and late preclinical development. For more information, please visit www.fiveprime.com.

Cautionary Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Five Prime’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements regarding Five Prime’s potential receipt of research funding, option exercise fees, milestone payments and royalties. Factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Five Prime’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” contained therein. Except as required by law, Five Prime assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

CONTACT: Amy Kendall,

Corporate Communications

415-365-5776

amy.kendall@fiveprime.com